UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2019

PolyOne Corporation

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PolyOne Center

33587 Walker Road

Avon Lake, Ohio 44012

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01 per share	POL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

PolyOne Corporation (the “Company”) held its Annual Meeting of Shareholders on May 16, 2019 (the “Annual Meeting”). The final results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below. The proposals below are described in more detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on March 28, 2019.

a)	The following individuals were nominated in 2019 to serve as directors until the 2020 Annual Meeting of Shareholders. All nominees were elected. The voting results were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Robert E. Abernathy	66,928,160	772,775	2,868,234
Richard H. Fearon	66,501,862	1,199,073	2,868,234
Gregory J. Goff	64,635,647	3,065,288	2,868,234
William R. Jellison	66,999,056	701,879	2,868,234
Sandra B. Lin	66,801,568	899,367	2,868,234
Kim Ann Mink	45,915,009	21,785,926	2,868,234
Robert M. Patterson	65,812,965	1,887,970	2,868,234
Kerry J. Preete	66,869,428	831,507	2,868,234
Patricia D. Verduin	67,113,538	587,397	2,868,234
William A. Wulfsohn	67,006,200	694,735	2,868,234

b)	The shareholders approved, on an advisory basis, the Company’s named executive officer compensation. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
64,229,207	3,325,725	146,003	2,868,234

c)

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The voting results were as follows:

For	Against	Abstentions
69,111,303	1,408,888	48,978

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

By:	/s/ Lisa K. Kunkle
Lisa K. Kunkle Senior Vice President, General Counsel and Secretary

Date: May 17, 2019